Heliogen, Inc. Announces Full Year 2021
Financial and Operational Results

PASADENA, CA, March 28, 2022 – Heliogen, Inc. (“Heliogen” or the “Company”) (NYSE: HLGN), a leading provider of AI-enabled concentrated solar energy, today announced full year 2021 financial and operational results.

Full-Year 2021 Highlights

•Finalized $39 million U.S. Department of Energy award for deployment of AI-enabled concentrated solar technology
•Completed first field test of autonomous robots designed to reduce installation and maintenance costs
•Announced start of equipment procurement for first commercial-scale facility collaboration with Woodside Energy to deploy Heliogen’s power technology
•Held successful demonstration of green hydrogen production using the Company’s core concentrated solar technology in partnership with Bloom Energy
•Closed business combination with Athena Technology Acquisition Corp. (“Athena”); began trading on the NYSE on December 31, 2021

Recent Highlights

•Began site preparation and setup for first full-scale manufacturing facility in Long Beach, California
•Awarded exclusive lease rights to Brenda Solar Energy Zone by the U.S. Bureau of Land Management for the purposes of green hydrogen production

Executive Commentary

“Our mission is bold but simple,” said Bill Gross, Founder and Chief Executive Officer of Heliogen. “We aim to decarbonize heavy industry, using artificial intelligence, scalable, repeatable manufacturing techniques, and the power of the sun. Our patented closed-loop tracking system for our mirrors will allow us to generate temperatures up to 1,000 degrees Celsius, and efficiently store that heat to create industrial process steam, power and green hydrogen – without the intermittency problems of other renewable energy sources.”

Heliogen Progress in 2021 Continues into 2022

During 2021, Heliogen launched negotiations regarding deployment of its AI-enabled solar energy systems, and began engineering work on one of its first commercial scale facilities. The Company also continued to develop its infrastructure and set the foundation for its commercial-scale operations, to support its prospective project pipeline.

“The past year has been transformational in many ways for Heliogen,” said Mr. Gross. “We debuted on the New York Stock Exchange at the end of the year and, on the commercial side our company announced commercial relationships with Rio Tinto and Woodside Energy, two of the world’s largest resources firms, and partnered with Bloom Energy for the successful demonstration scale production of green hydrogen. We also finalized a cooperative agreement with the Department of Energy for the deployment of our new concentrated solar thermal energy technology. In addition, we expanded our manufacturing and operational capabilities, announcing a successful field test of our ICARUS autonomous robot which we designed with the goal of reducing installation and maintenance costs for our facilities .”

“As you can tell, the team at Heliogen has been busy,” continued Gross. “We intend to carry this momentum through 2022 and have already begun the initial work on our Long Beach manufacturing facility, as well as our green hydrogen production facility in the Brenda Solar Energy Zone in Arizona. Having made exceptional progress in 2021 toward our goals, we are excited about what the future holds for Heliogen.”

Full-Year 2021 Financial and Operational Results

For the full year 2021, Heliogen reported total revenue of $8.8 million, total operating expenses of $43.9 million and net loss of $142.2 million. The company’s net loss was driven primarily by non-cash, remeasurement impacts of $93.6 million related to our legacy SAFE instruments and warrants prior to and through the date of closing of the business combination with Athena and share-based compensation expense of $11.4 million. The Company’s Adjusted EBITDA, which excludes these and other impacts, was negative $32.1 million for full year 2021.

As of December 31, 2021, the Company had approximately $190.1 million in cash and cash equivalents and $32.3 million of available-for-sale investments, for a total of over $222.4 million available to fund its future scaling and development efforts. Heliogen currently has no material debt outstanding.

2022 Guidance

For full-year 2022, Heliogen expects to have between two and three modules contracted and is introducing revenue guidance of $20 - $25 million. The Company believes this metric of modules contracted is the most useful indicator of the demand for Heliogen’s products and technology at this stage in its lifecycle. Over time, it expects these contracts to be converted to revenue as the projects are installed, although there is no assurance as to the time period for such conversion.

Conference Call Information

The Heliogen management team will host a conference call to discuss its full year 2021 financial results on Tuesday, March 29, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 877-407-0789 (201-689-8562 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website and will remain available for twelve months.

About Heliogen

Heliogen is a renewable energy technology company focused on eliminating the need for fossil fuels in heavy industry and powering a sustainable future. The company’s AI-enabled, modular concentrated solar technology aims to cost-effectively deliver near 24/7 carbon-free energy in the form of heat, power, or green hydrogen fuel at scale – for the first time in history. Heliogen was created at Idealab, the leading technology incubator founded by Bill Gross in 1996. For more information about Heliogen, please visit Heliogen.com

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhances the overall understanding of past financial performance and future prospects, and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Heliogen’s current and historical results: EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our guidance for full-year 2022, the development of our manufacturing and green hydrogen production facilities and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iii) our ability to access sources of capital to finance operations, growth and future capital requirements; (iv) our ability to maintain and enhance our products and brand, and to attract and retain customers; (v) our ability to scale in a cost-effective manner; (vi) changes in applicable laws or regulations; (vii) the ongoing impacts of the COVID-19 pandemic and the potential impacts of Russia’s invasion of Ukraine on our business; (viii) developments and projections relating to our competitors and industry; (ix) our ability to access sources of capital to finance operations, growth and future capital requirements; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in the prospectus filed with the SEC pursuant to Rule 424(b), dated December 3, 2021 and in our Annual Report on Form 10-K that will be filed for the annual period ended December 31, 2021 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen Investor Contact
Caldwell Bailey
ICR, Inc.
HeliogenIR@icrinc.com

Heliogen, Inc.
($ in thousands, except share data)
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$190,081	$18,334
Investments, available-for-sale	32,332	—
Other current assets	4,770	241
Total current assets	227,183	18,575
Non-current assets	30,265	1,187
Total assets	$257,448	$19,762
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)
Trade payables	$4,645	$307
Contract liabilities	513	—
Contract loss provisions	5,180	—
Other current liabilities	6,974	849
Total current liabilities	17,312	1,156
Long-term liabilities	30,861	536
Total liabilities	48,173	1,692
Convertible preferred stock	—	45,932
Shareholders’ equity (deficit)	209,275	(27,862)
Total liabilities, convertible preferred stock, and shareholders’ equity (deficit)	$257,448	$19,762

Heliogen, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
($ in thousands, except per share and share data)
(unaudited)

	Years ended December 31,
	2021	2020
Revenue	$8,804	$200
Cost of revenue	13,688	417
Gross loss	(4,884)	(217)

Operating expenses:
Selling, general, and administrative	30,386	3,713
Research and development	13,478	3,583
Total operating expenses	43,864	7,296
Operating loss	(48,748)	(7,513)

Interest income (expense)	634	(3)
SAFE instruments remeasurement	(86,907)	—
Warrant remeasurement	(6,651)	(7)
Other (expense) income, net	(517)	86
Net loss before taxes	(142,189)	(7,437)
Provision for income taxes	(2)	—
Net loss	(142,191)	(7,437)
Other comprehensive income (loss), net of taxes
Unrealized losses on available-for-sale securities	(17)	—
Cumulative translation adjustment	13	—
Total comprehensive loss	$(142,195)	$(7,437)

Loss per share – Basic and Diluted	$(11.88)	$(0.93)

Weighted average number of shares outstanding – Diluted	11,970,550	7,978,512

Non-GAAP Financial Measures

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA represents EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

The following reconciles net loss to EBITDA and Adjusted EBITDA for the periods as shown:

	Years ended December 31,
$ in thousands	2021	2020
Net loss	$(142,191)	$(7,437)
Adjustments
Interest (income) expense, net	(634)	3
Provision for income taxes	2	—
Depreciation and amortization	562	139
EBITDA	$(142,261)	$(7,295)
Adjustments
SAFE instruments remeasurement	86,907	—
Warrant remeasurement	6,651	7
Share-based compensation	11,380	278
Provision for contract losses, net	5,180	—
Adjusted EBITDA	$(32,143)	$(7,010)